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                                                                    Exhibit 99.6



                          CONSENT TO PERSON DESIGNATED
                     TO SERVE ON THE BOARD OF DIRECTORS OF
                        NEW YORK COMMUNITY BANCORP, INC.


     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the Joint Proxy Statement-Prospectus constituting part of New York Community Bancorp Inc.'s Registration Statement on Form S-4 as a person to become a director of New York Community Bancorp, Inc.



                                    /s/Michael F. Manzulli
                                    --------------------------------------
                                    Michael F. Manzulli


Dated: May 11, 2001